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                                                                     Exhibit 3.5


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           MTC TELECOMMICATIONS, INC.



        MTC TELECOMMUNICATIONS, INC., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

                                       I.

        The amendment to the Corporation's Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 242 and has been consented to in writing by the sole stockholder in accordance with
Section 228 of the General Corporation law of the State of Delaware.

                                       II.

        The First Article of the Corporation's Certificate of Incorporation is amended to read in its entirety as follows:

                         "The name of the Corporation is NetSource International Telecommunications, Inc."

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by Edward A. Brinskele, its authorized officer, on this 28th day of May, 1996.

                                       By:      /s/ Edward A. Brinskele
                                                --------------------------------
                                                Edward A. Brinskele
                                                Chairman of the Board and
                                                Chief Executive Officer

Attest:

By:  /s/ Roger Sheppard
     ----------------------
     Roger Sheppard
     Assistant Secretary